Exhibit 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
2004 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS

     KILGORE, Texas, March 16, 2005 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the fourth quarter and year ended December 31, 2004.

     MMLP reported net income for the fourth quarter of 2004 of $4.4 million, on revenues of $91.6 million, compared to net income for the fourth quarter of 2003 of $3.6 million, on revenues of $52.6 million. MMLP’s net income per limited partner unit for the fourth quarter of 2004 was $0.51, compared to net income per limited partner unit for the fourth quarter of 2003 of $0.50.

     MMLP reported net income for the year ended December 31, 2004 of $12.3 million, on revenues of $294.1 million, compared to net income for the year ended December 31, 2003 of $12.0 million, on revenues of $192.7 million. MMLP’s net income per limited partner unit for the year ended December 31, 2004 was $1.45, compared to net income per limited partner unit for the year ended December 31, 2003 of $1.64.

     The Company’s distributable cash flow for the fourth quarter and year ended December 31, 2004 was $5.5 million and $18.0 million, respectively. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information”. The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

     The Company’s distributable cash flow for 2004 was 17% higher than in 2003. As a result, even after issuing 1.3 million additional common units in its February 2004 follow-on public offering, MMLP was able to increase the annualized distributions paid on both its common and subordinated units from $2.00 in 2003 to $2.10 in 2004, a 5% increase. In January 2005, the Company again increased its quarterly distributions on its units to an annualized rate of $2.14, an additional increase over 2004 levels of almost 2%.

     Included with this press release are MMLP’s Consolidated Balance Sheets as of December 31, 2004 and 2003, its Consolidated and Combined Statements of Operations for the years ended December 31, 2004, 2003 and 2002, its Consolidated and Combined Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002 and its Consolidated and Combined Statements of Operations for the quarters ended December 31, 2004 and 2003. These financial statements should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2005.

     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, MMLP’s general partner had the following to say: “Thanks to a fourth quarter during which we registered the highest earnings of any quarter to date for our young public company, we were able to meet our 2004 expectations. The disappointment for the year was our investment in CF Martin Sulphur, which experienced a downturn in its business due to disruptions in the sulfur market. We have been pleased with the performance of our acquisitions over the past year and are poised for continued growth in 2005, resulting from a full year of revenue contribution from our 2004 acquisitions. We will continue to follow our disciplined internal growth and strategic acquisition strategy.

     Regarding the recent announcement on the timing of our report on our internal control over financial reporting, we have taken our Sarbanes-Oxley mandate very seriously and have expended substantial resources and over 8,000 man-hours in documenting and testing the internal control system for our four business segments. Although this process will continue during the 45-day grace period authorized by the SEC, none of the identified areas where corrections will be necessary had any impact on our 2004 audited financial statements or the related unqualified audit opinion issued by our independent auditors, which are included in our 2004 Form 10-K filed with the SEC today. I want to reassure our investors that the financial results we have reported, and will report in the future, will continue to be accurate and reliable.”

Investors’ Conference Call

     An investors’ conference call to review the fourth quarter and year end results will be held on Friday, March 18, 2005, at 8:30 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 10:00 a.m. Central Time on March 18, 2005 through 11:59 p.m. Central Time on April 1, 2005. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 142570. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.

About Martin Midstream Partners

     Martin Midstream Partners provides terminalling, marine transportation, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, lubricants and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.

Forward-Looking Statements

     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash flow after it has satisfied the capital and related requirements of its operations. Distributable cash flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of MMLP’s performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.

     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in its Consolidated and Condensed Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in its Consolidated and Condensed Statements of Cash Flows), plus proceeds from sale of property, plant and equipment (as reported in its Consolidated and Condensed Statements of Cash Flows), less gain on sale of property, plant and equipment (as reported in its Consolidated and Condensed Statements of Cash Flows), less maintenance capital expenditures (as defined below), plus distributions from unconsolidated partnership (as reported in its Consolidated and Condensed Statements of Cash Flows), less equity in earnings (loss) from unconsolidated entities (as reported in its Consolidated and Condensed Statements of Operations). MMLP’s maintenance capital expenditures, along with its expansion capital expenditures, are components of payments for property, plant, and equipment included in its Consolidated and Condensed Statements of Cash Flows. MMLP’s maintenance capital expenditures, along with its expansion capital expenditures, are components of payments for property, plant, and equipment included in its Consolidated and Combined Condensed Statements of Cash Flows. For the three months and year ended December 31, 2004, MMLP had $2.8 million and $35.4 million in capital expenditures. For the three months and year ended December 31, 2004, MMLP had $1.1 million and $30.2 million in expansion capital expenditures.

Contacts:

     Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2004	2003
	(Dollars in thousands)
Assets

Cash	$3,184	$2,270
Accounts and other receivables, less allowance for doubtful accounts of $427 and $329	43,526	27,027
Product exchange receivables	50	1,783
Inventories	23,165	19,663
Due from affiliates	1,892	162
Other current assets	724	756

Total current assets	72,541	51,661

Property, plant, and equipment, at cost	148,241	113,907
Accumulated depreciation	(38,472)	(30,946)

Property, plant and equipment, net	109,769	82,961

Goodwill	2,922	2,922
Investment in unconsolidated entities	—	318
Other assets, net	3,100	1,823

	$188,332	$139,685

Liabilities and Capital

Trade and other accounts payable	$26,537	$17,366
Product exchange payables	9,081	7,222
Due to affiliates	429	560
Other accrued liabilities	2,443	1,645

Total current liabilities	38,490	26,793

Long-term debt, net of current installments	73,000	67,000
Other long-term obligations	1,308	—

Total liabilities	112,798	93,793

Partners’ capital	75,534	45,892
Commitments and contingencies

	$188,332	$139,685

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	Partnership			Predecessor
			Period From	Period From
			November 6,	January 1,
			2002	2002
	Year Ended	Year Ended	Through	Through
	December 31,	December 31,	December 31,	November 5,
	2004	2003	2002	2002
	(Dollars in thousands)
Revenues:
Terminalling	$17,919	$6,921	$937	$4,221
Marine transportation	34,780	26,342	4,104	20,336
Product sales:
LPG distribution	203,427	133,038	23,361	69,047
Fertilizer	29,780	26,296	5,344	22,556
Terminalling	8,238	134	—	—

	241,445	159,468	28,705	91,603

Total revenues	294,144	192,731	33,746	116,160

Costs and expenses:
Cost of products sold:
LPG distribution	197,859	128,055	22,109	65,081
Fertilizer	25,207	22,605	4,327	18,991
Terminalling	6,775	107	—	—

	229,841	150,767	26,436	84,072

Expenses:
Operating expenses	32,423	20,600	3,056	16,654
Selling, general and administrative	8,385	6,101	857	5,767
Depreciation and amortization	8,766	4,765	747	3,741

Total costs and expenses	279,415	182,233	31,096	110,234

Other operating income	—	589	—	—

Operating income	14,729	11,087	2,650	5,926

Other income (expense):
Equity in earnings of unconsolidated entities	912	2,801	599	2,565
Interest expense	(3,326)	(2,001)	(345)	(3,283)
Other, net	11	94	5	42

Total other income (expense)	(2,403)	894	259	(676)

Income before income taxes	12,326	11,981	2,909	5,250
Income taxes	—	—	—	1,959

Net income	$12,326	$11,981	$2,909	$3,291

General partner’s interest in net income	$247	$240	$58
Limited partners’ interest in net income	$12,079	$11,741	$2,851
Net income per limited partner unit	$1.45	$1.64	$.40
Weighted average limited partner units	8,349,551	7,153,362	7,153,362

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Partnership			Predecessor
			Period From	Period From
			November 6, 2002	January 1, 2002
		Year Ended	Through	Through
	Year Ended	December 31,	December 31,	November 5,
	December 31, 2004	2003	2002	2002
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$12,326	$11,981	$2,909	$3,291

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,753	4,765	747	3,741
Amortization of deferred debt issue costs	886	486	—	—
Accretion of asset retirement obligations	13	—	—	—
Deferred income taxes	—	—	—	1,830
Loss on disposition or sale of property, plant, and equipment	48	(3)	—	(12)
Gain on involuntary conversion of property, plant, and equipment	—	(589)	—	—
Equity in earnings of unconsolidated entities	(912)	(2,801)	(599)	(2,565)
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(16,499)	(6,802)	(5,919)	(3)
Product exchange receivables	1,733	(743)	11,117	(11,801)
Inventories	(3,502)	(4,152)	(7,811)	5,901
Due from affiliates	(1,730)	170	—	—
Other current assets	32	(483)	(261)	117
Trade and other accounts payable	9,171	3,359	5,525	(102)
Product exchange payables	1,859	4,937	(2,253)	429
Due to affiliates	(131)	560	—	—
Other accrued liabilities	765	(412)	1,289	(457)
Change in other non-current assets, net	—	—	80	(53)

Net cash provided by operating activities	12,812	10,273	4,824	316

Cash flows from investing activities:
Payments for property, plant, and equipment	(5,182)	(2,904)	(3,007)	(2,303)
Acquisitions	(31,234)	(29,028)	—	—
Proceeds from sale of property, plant, and equipment	114	3	—	444
Insurance proceeds on fire loss	—	744	—	—
Distributions from unconsolidated partnership	1,980	3,564	891	—
Cash paid for acquisition	—	—	—	(103)

Net cash used in investing activities	(34,322)	(27,621)	(2,116)	(1,962)

Cash flows from financing activities:
Payments of long-term debt	(43,215)	—	(2,200)	(8,815)
Payments of assumed debt and related costs	—	—	—	(73,263)
Net proceeds from initial public offering	—	—	—	50,571
Net proceeds from follow on public offering	34,016	—	—	—
General partner contribution	754	—	—	—
Proceeds from long-term debt	49,215	32,000	—	37,200
Payments of debt issuance costs	(892)	(921)	—	(1,421)
Borrowings from affiliates	—	—	—	46,326
Cash distributions paid	(17,454)	(13,195)	—	—
Payments to affiliates	—	—	(4,087)	(43,701)

Net cash provided by (used in) financing activities	22,424	17,884	(6,287)	6,897

Net increase (decrease) in cash and cash equivalents	914	536	(3,579)	5,251
Cash at beginning of period	2,270	1,734	5,313	62

Cash at end of period	$3,184	$2,270	$1,734	$5,313

Non-cash:
Financed portion of non-compete agreement	$398

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	4th Quarter	4th Quarter
	2004	2003
	(Dollars in thousands)
Revenues:
Terminalling	$5,296	$1,883
Marine transportation	9,701	6,760
Product sales:
LPG distribution	67,078	37,640
Fertilizer	7,383	6,153
Terminalling	2,175	134

	6,636	43,927

Total revenues	91,633	52,570

Costs and expenses:
Cost of products sold:
LPG distribution	65,392	35,876
Fertilizer	5,891	5,025
Terminalling	1,784	107

	73,067	41,008

Expenses:
Operating expenses	8,989	5,692
Selling, general and administrative	2,034	1,527
Depreciation and amortization	2,490	1,249

Total costs and expenses	86,580	49,476

Other operating income	—	589

Operating income	5,053	3,683

Other income (expense):
Equity in earnings of unconsolidated entities	380	493
Interest expense	(988)	(559)
Other, net	(41)	26

Total other income (expense)	(649)	(40)

Net income	$4,404	$3,643

General partner’s interest in net income	$88	$73
Limited partners’ interest in net income	$4,316	$3,569
Net income per limited partner unit	$.51	$.50
Weighted average limited partner units	8,475,862	7,153,362

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

	Three Months	Year
	Ended	Ended
	December 31,	December 31,
	2004	2004
Net income	$4,404	$12,326
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	2,490	8,766
Proceeds from sale of property, plant and equipment	—	114
Loss on sale of property plant and equipment	57	48
Amortization of deferred debt issue costs	161	886
Maintenance capital expenditures 1	(1,488)	(5,182)
Distributions from unconsolidated partnership	297	1,980
Equity in earnings of unconsolidated entities	(380)	(912)

Distributable cash flow	$5,541	$18,026

1	Maintenance capital expenditures, along with expansion capital expenditures, are components of payments for property, plant, and equipment set forth in MMLP’s Consolidated and Combined Condensed Statements of Cash Flows. MMLP had $2.8 million and $35.4 million in capital expenditures for the three months and year ended December 31, 2004.